Exhibit 10.11

AMENDMENT NO. 1

TO EXCHANGE AGREEMENT

This Amendment No. 1 to EXCHANGE AGREEMENT amends as of                     , 2006 the Exchange Agreement dated as of November 18, 2005 (the “Agreement”) by and between Chicken Acquisition Corp., a Delaware corporation (the “Buyer”) and [insert name of Rollover Seller] (“the Rollover Seller”). Capitalized terms not defined herein have the meanings set forth in the Agreement.

R E C I T A L S

WHEREAS, the parties hereto wish to amend Section 4(b)(v) of the Agreement to ensure it accurately states the equity of the Buyer that would be outstanding as of the Closing;

NOW, THEREFORE, the parties hereto agree as follows:

Section 4(b)(v) of the Agreement is deleted in its entirety and replaced with the following:

“Securities Issued to Trimaran. As of the Closing, 1,918,163.25 shares of Buyer Common Stock will be issued and outstanding (after giving effect to the transactions contemplated by the Purchase Agreement and the exchange agreements entered into by the Rollover Sellers (as defined in the Purchase Agreement)). In addition to the Buyer Common Stock, 306,529 shares of Common Stock are reserved for issuance in connection with the potential exercise of stock options. The Common Stock and options to acquire up to 306,529 shares of Common Stock are the only equity securities of Buyer outstanding as of the Closing.”

Except as expressly amended above, the Agreement shall remain in force.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 to Exchange Agreement as of the date first written above.

ROLLOVER SELLER:

By:
Name:

BUYER:

CHICKEN ACQUISITION CORP.

By:
Steven A. Flyer
President